Exhibit 99.1

Press Release February 17, 2009
Holly Corporation Reports Fourth Quarter and Full Year 2008 Results
Dallas, Texas, February 17, 2009 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported fourth quarter net income of $50.6 million ($1.02 per basic and $1.01 per diluted share) compared to $49.8 million ($0.92 per basic and $0.90 per diluted share) for the same period of 2007. For the year ended December 31, 2008, net income was $120.6 million ($2.40 per basic and $2.38 per diluted share) compared to $334.1 million ($6.09 per basic and $5.98 per diluted share) for the year ended December 31, 2007.
Net income for the fourth quarter of 2008 increased slightly compared to the same period in 2007. Our pre-tax income was $79.1 million for the 2008 fourth quarter, an increase of $3.9 million compared to the fourth quarter of 2007. The principal factor contributing to this increase in income was an increase in refined product margins, partially offset by a decrease in sulfur credit sales of $15.0 million. Overall refinery gross margins were $12.01 per produced barrel for the fourth quarter of 2008, a 22% increase compared to $9.83 for fourth quarter of 2007.
Net income for the year ended December 31, 2008 decreased compared to the year ended December 31, 2007. Our pre-tax income was $185.4 million for 2008, a decrease of $314.1 million compared to the prior year. This decrease in income was principally the result of a reduction in refined product margins during the first half of 2008. Overall refinery gross margins were $10.96 per produced barrel for the year ended December 31, 2008, a 35% decrease compared to $16.74 for the year ended December 31, 2007.
“We are pleased with our fourth quarter results. After a very challenging first half of 2008, our third and fourth quarter results reached more acceptable levels. Our EBITDA for the 2008 fourth quarter was $103.7 million, an increase of 27% over the same period last year. We experienced improved refining gross margins averaging $10.88 per barrel in the markets served by our Navajo Refinery, a 37% increase over last year’s fourth quarter. This margin improvement was due to strong gasoline crack spreads in October 2008, combined with wide diesel crack spreads during the quarter and the non-transportation product crack spreads were at the best levels of 2008. Our Woods Cross Refinery realized strong gross margins in their markets of $16.62 per barrel. Additionally during the quarter we completed at Woods Cross the feedstock flexibility and expansion project that now brings our crude capacity to 31,000 BPSD (a 19% increase), plus increases our ability to produce a greater percentage of high value diesel fuel and process a greater percentage of low-priced crude oil. At the Navajo Refinery, we remain on schedule for a first quarter of 2009 completion of our refinery expansion to 100,000 BPSD (an 18% increase) and our phase one operational upgrades which are being tied in during our major maintenance turnaround currently underway. These upgrades will allow us to process 100% lower priced sour crudes while increasing our ability to produce a greater percentage of high value diesel fuel. As we look forward, we believe our upgraded and expanded facilities coupled with our strong balance sheet, positions us as a top tier competitor in the markets we serve. I want to again commend our employees who make these accomplishments possible,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly.
Overall refinery production levels were slightly up for the fourth quarter. For the year ended December 31, 2008, our production levels decreased 2% compared to the same period of 2007 due to unplanned downtime and power outages at our refineries during the second quarter of 2008 and the turnaround at Woods Cross in the third quarter.
Sales and other revenues decreased 36% for the three months ended December 31, 2008, yet increased 23% for the full year ended December 31, 2008 compared to the three months and year ended December 31, 2007, respectively. Our decrease for the 2008 fourth quarter was due to an overall 31% decrease in sales prices of produced refined products sold combined with a 5% decrease in refined products sold. Our increase for the year ended December 31, 2008, was due to an overall 21% increase in sales prices of produced refined products sold, partially offset by a 5% decrease in refined products sold. Cost of products sold decreased 43% for the three months ended December 31, 2008 compared to the same period in 2007. For the year ended December 31, 2008, cost of products sold increased 32% compared to the same period of 2007. With the exception of the second half of the year, overall crude oil costs in 2008 were significantly higher compared to 2007.
Operating costs and expenses for both the three months and year ended December 31, 2008 increased primarily due to the inclusion of Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) costs beginning March 1, 2008. Excluding the inclusion of HEP’s operating expenses in the current year, refining operating expenses were $4.8 million lower and $23.1 million higher for the three months and year ended December 31, 2008, respectively, compared to the same periods in 2007. The decrease in the fourth quarter resulted from a utility refund while the overall increase for the year ended December 31, 2008 was primarily the result of higher utility, maintenance and payroll costs. Partially offsetting the year-over-year increases in operating expenses was a reduction in general and administrative expenses for the year ended December 31, 2008. Additionally impacting the fourth quarter and the year ended December 31, 2008 were a $6.0 million gain on the sale of our oil and gas properties and an unrealized loss recognized on equity securities. Our income tax rate for 2007 was slightly lower due to a higher utilization of low sulfur diesel fuel production tax credits during 2007.
In February 2008, HEP acquired our crude pipelines and tankage assets. As a result of this transaction, we determined that our beneficial interest in HEP exceeds 50%, therefore, we reconsolidated HEP effective March 1, 2008. We no longer record our share of its earnings under the equity method of accounting. Accordingly, a significant increase in operating costs and expenses for the quarter and year ended December 31, 2008 was due to the inclusion of $10.5 million and $35.2 million of HEP’s operating expenses, $2.1 million and $5.6 million of additional general and administrative expenses, and $4.9 million and $19.2 million of additional depreciation and amortization resulting from our consolidation of HEP, respectively. Additionally, most of our interest expense for the quarter and year ended December 31, 2008 relates to interest costs of HEP. This press release includes key segment information that shows the impact of this reconsolidation on certain balance sheet and income statement amounts.

The Company has scheduled a conference call for today, February 17, 2009 at 10:00 a.m. Eastern Time to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 82338674. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=55269. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through March 3, 2009.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 BPSD refinery located in Artesia, New Mexico and a 31,000 BPSD refinery in Woods Cross, Utah. Also, a subsidiary of Holly owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	December 31,		Change from 2007
	2008	2007	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$923,942	$1,440,207	$(516,265)	(35.8)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	741,936	1,295,066	(553,130)	(42.7)
Operating expenses (exclusive of depreciation, depletion and amortization)	61,557	55,851	5,706	10.2
General and administrative expenses (exclusive of depreciation, depletion and amortization)	15,073	12,780	2,293	17.9
Depreciation, depletion and amortization	17,811	10,833	6,978	64.4
Exploration expenses, including dry holes	28	101	(73)	(72.3)

Total operating costs and expenses	836,405	1,374,631	(538,226)	(39.2)

Income from operations	87,537	65,576	21,961	33.5
Other income (expense):
Equity in earnings of HEP	—	5,245	(5,245)	(100.0)
Minority interest in earnings of HEP	(3,899)	—	(3,899)	(100.0)
Impairment on equity securities	(3,724)	—	(3,724)	(100.0)
Gain on Sale of HPI	5,958	—	5,958	100.0
Interest income	1,547	4,611	(3,064)	(66.4)
Interest expense	(8,336)	(246)	8,090	3,288.6

	(8,454)	9,610	(18,064)	(188.0)

Income from operations before income taxes	79,083	75,186	3,897	5.2
Income tax provision	28,525	25,353	3,172	12.5

Net income	$50,558	$49,833	$725	1.5%

Net income per share — basic	$1.02	$0.92	$0.10	10.9%

Net income per share — diluted	$1.01	$0.90	$0.11	12.2%

Cash dividends declared per common share	$0.15	$0.12	$0.03	25.0%

Average number of common shares outstanding:
Basic	49,794	54,451	(4,657)	(8.6)%
Diluted	49,997	55,098	(5,101)	(9.3)%

EBITDA	$103,683	$81,654	$22,029	27.0%

	Years Ended
	December 31,		Change from 2007
	2008	2007	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,867,668	$4,791,742	$1,075,926	22.5%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	5,280,699	4,003,488	1,277,211	31.9
Operating expenses (exclusive of depreciation, depletion and amortization)	267,570	209,281	58,289	27.9
General and administrative expenses (exclusive of depreciation, depletion and amortization)	54,906	68,773	(13,867)	(20.2)
Depreciation, depletion and amortization	63,789	43,456	20,333	46.8
Exploration expenses, including dry holes	372	412	(40)	(9.7)

Total operating costs and expenses	5,667,336	4,325,410	1,341,926	31.0

Income from operations	200,332	466,332	(266,000)	(57.0)
Other income (expense):
Equity in earnings of HEP	2,990	19,109	(16,119)	(84.4)
Minority interest in earnings of HEP	(7,041)	—	(7,041)	(100.0)
Impairment on equity securities	(3,724)	—	(3,724)	(100.0)
Gain on Sale of HPI	5,958	—	5,958	100.0
Interest income	10,824	15,089	(4,265)	(28.3)
Interest expense	(23,955)	(1,086)	(22,869)	2,105.8

	(14,948)	33,112	(48,060)	(145.1)

Income from operations before income taxes	185,384	499,444	(314,060)	(62.9)
Income tax provision	64,826	165,316	(100,490)	(60.8)

Net income	$120,558	$334,128	$(213,570)	(63.9)%

Net income per share — basic	$2.40	$6.09	$(3.69)	(60.6)%

Net income per share — diluted	$2.38	$5.98	$(3.60)	(60.2)%

Cash dividends declared per common share	$0.60	$0.46	$0.14	30.4%

Average number of common shares outstanding:
Basic	50,202	54,852	(4,650)	(8.5)%
Diluted	50,549	55,850	(5,301)	(9.5)%

EBITDA	$262,304	$528,897	$(266,593)	(50.4)%
Balance Sheet Data

	December 31,	December 31,
	2008	2007
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$96,008	$329,784
Working capital	$68,465	$216,541
Total assets	$1,874,225	$1,663,945
Long-term debt — HEP	$341,914	$—
Stockholders’ equity	$541,540	$593,794

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other.
The Refining segment includes the operations of our Navajo Refinery, Woods Cross Refinery and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes Holly Asphalt Company which manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through their pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and
	Refining	HEP	and Other	Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2008
Sales and other revenues	$913,417	$33,526	$784	$(23,785)	$923,942
Operating expenses	$51,028	$10,524	$108	$(103)	$61,557
General and administrative expenses	$7	$2,137	$12,929	$—	$15,073
Depreciation and amortization	$11,444	$4,910	$1,457	$—	$17,811
Income (loss) from operations	$85,320	$15,955	$(13,738)	$—	$87,537
Capital expenditures	$112,748	$13,280	$598	$—	$126,626

Three Months Ended December 31, 2007
Sales and other revenues	$1,439,560	$—	$647	$—	$1,440,207
Operating expenses	$55,850	$—	$1	$—	$55,851
General and administrative expenses	$—	$—	$12,780	$—	$12,780
Depreciation and amortization	$9,821	$—	$1,012	$—	$10,833
Income (loss) from operations	$78,823	$—	$(13,247)	$—	$65,576
Capital expenditures	$47,650	$—	$393	$—	$48,043

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
			(In thousands)
Year Ended December 31, 2008
Sales and other revenues	$5,837,449	$101,750	$2,641	$(74,172)	$5,867,668
Operating expenses	$232,511	$35,218	$128	$(287)	$267,570
General and administrative expenses	$12	$5,614	$49,280	$—	$54,906
Depreciation and amortization	$40,090	$19,184	$4,515	$—	$63,789
Income (loss) from operations	$210,252	$41,734	$(51,654)	$—	$200,332
Capital expenditures	$381,227	$34,317	$2,515	$—	$418,059

Year Ended December 31, 2007
Sales and other revenues	$4,790,164	$—	$1,578	$—	$4,791,742
Operating expenses	$209,269	$—	$12	$—	$209,281
General and administrative expenses	$—	$—	$68,773	$—	$68,773
Depreciation and amortization	$40,325	$—	$3,131	$—	$43,456
Income (loss) from operations	$537,118	$—	$(70,786)	$—	$466,332
Capital expenditures	$151,448	$—	$9,810	$—	$161,258

December 31, 2008
Cash, cash equivalents and investments in marketable securities	$—	$5,269	$90,739	$—	$96,008
Total assets	$1,288,211	$458,049	$141,768	$(13,803)	$1,874,225
Total debt	$—	$370,914	$—	$—	$370,914

December 31, 2007
Cash, cash equivalents and investments in marketable securities	$—	$—	$329,784	$—	$329,784
Total assets	$1,271,163	$—	$392,782	$—	$1,663,945

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Navajo Refinery
Crude charge (BPD) (1)	81,470	82,180	79,020	79,460
Refinery production (BPD) (2)	94,350	93,550	88,680	87,930
Sales of produced refined products (BPD)	95,380	99,080	89,580	88,920
Sales of refined products (BPD) (3)	100,380	105,550	97,320	100,460

Refinery utilization (4)	95.8%	96.7%	93.0%	94.6%

Average per produced barrel (5)
Net sales	$69.38	$99.39	$108.52	$89.68
Cost of products (6)	58.50	91.44	98.97	74.10

Refinery gross margin	10.88	7.95	9.55	15.58
Refinery operating expenses (7)	3.52	4.11	4.58	4.30

Net operating margin	$7.36	$3.84	$4.97	$11.28

Feedstocks:
Sour crude oil	77%	81%	79%	82%
Sweet crude oil	10%	5%	10%	9%
Other feedstocks and blends	13%	14%	11%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	60%	57%	59%
Diesel fuels	33%	30%	33%	30%
Jet fuels	1%	2%	1%	3%
Fuel oil	2%	4%	3%	3%
Asphalt	3%	2%	3%	2%
LPG and other	2%	2%	3%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery(8)
Crude charge (BPD) (1)	23,360	23,560	21,660	24,030
Refinery production (BPD) (2)	24,660	24,980	22,170	25,340
Sales of produced refined products (BPD)	23,170	25,040	22,370	26,130
Sales of refined products (BPD) (3)	23,270	25,040	23,430	26,340

Refinery utilization (4)	75.4%	90.6%	79.5%	92.4%

Average per produced barrel (5)
Net sales	$67.71	$100.79	$110.07	$90.09
Cost of products (6)	51.09	83.51	93.47	69.40

Refinery gross margin	16.62	17.28	16.60	20.69
Refinery operating expenses (7)	6.94	5.47	7.42	4.86

Net operating margin	$9.68	$11.81	$9.18	$15.83

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Woods Cross Refinery
Feedstocks:
Sour crude oil	—%	7%	1%	2%
Sweet crude oil	67%	71%	72%	75%
Black wax crude oil	25%	16%	21%	15%
Other feedstocks and blends	8%	6%	6%	8%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	63%	71%	62%	63%
Diesel fuels	29%	24%	30%	27%
Jet fuels	—%	—%	—%	2%
Fuel oil	5%	2%	5%	5%
Asphalt	1%	1%	1%	1%
LPG and other	2%	2%	2%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	104,830	105,740	100,680	103,490
Refinery production (BPD) (2)	119,010	118,530	110,850	113,270
Sales of produced refined products (BPD)	118,550	124,120	111,950	115,050
Sales of refined products (BPD) (3)	123,650	130,590	120,750	126,800

Refinery utilization (4)	90.4%	95.3%	89.7%	94.1%

Average per produced barrel (5)
Net sales	$69.06	$99.67	$108.83	$89.77
Cost of products (6)	57.05	89.84	97.87	73.03

Refinery gross margin	12.01	9.83	10.96	16.74
Refinery operating expenses (7)	4.19	4.39	5.14	4.43

Net operating margin	$7.82	$5.44	$5.82	$12.31

Feedstocks:
Sour crude oil	60%	66%	63%	62%
Sweet crude oil	22%	19%	23%	23%
Black wax crude oil	5%	3%	4%	3%
Other feedstocks and blends	13%	12%	10%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	62%	58%	60%
Diesel fuels	32%	29%	32%	29%
Jet fuels	1%	2%	1%	2%
Fuel oil	3%	3%	3%	4%
Asphalt	2%	2%	3%	2%
LPG and other	2%	2%	3%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased from 109,000 BPSD to 111,000 BPSD in mid-year 2007 and by an additional 5,000 BPSD in the fourth quarter of 2008, increasing our consolidated crude capacity to 116,000 BPSD.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

(8)	There was a scheduled major maintenance turnaround at the Woods Cross Refinery during the 2008 third quarter.
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Income	$50,558	$49,833	$120,558	$334,128
Add provision for income tax	28,525	25,353	64,826	165,316
Add interest expense	8,336	246	23,955	1,086
Subtract interest income	(1,547)	(4,611)	(10,824)	(15,089)
Add depreciation and amortization	17,811	10,833	63,789	43,456

EBITDA	$103,683	$81,654	$262,304	$528,897

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Net sales	$69.38	$99.39	$108.52	$89.68
Less cost of products	58.50	91.44	98.97	74.10

Refinery gross margin	$10.88	$7.95	$9.55	$15.58

Woods Cross Refinery
Net sales	$67.71	$100.79	$110.07	$90.09
Less cost of products	51.09	83.51	93.47	69.40

Refinery gross margin	$16.62	$17.28	$16.60	$20.69

Consolidated
Net sales	$69.06	$99.67	$108.83	$89.77
Less cost of products	57.05	89.84	97.87	73.03

Refinery gross margin	$12.01	$9.83	$10.96	$16.74

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$10.88	$7.95	$9.55	$15.58
Less refinery operating expenses	3.52	4.11	4.58	4.30

Net operating margin	$7.36	$3.84	$4.97	$11.28

Woods Cross Refinery
Refinery gross margin	$16.62	$17.28	$16.60	$20.69
Less refinery operating expenses	6.94	5.47	7.42	4.86

Net operating margin	$9.68	$11.81	$9.18	$15.83

Consolidated
Refinery gross margin	$12.01	$9.83	$10.96	$16.74
Less refinery operating expenses	4.19	4.39	5.14	4.43

Net operating margin	$7.82	$5.44	$5.82	$12.31

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Navajo Refinery
Average sales price per produced barrel sold	$69.38	$99.39	$108.52	$89.68
Times sales of produced refined products sold (BPD)	95,380	99,080	89,580	88,920
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$608,807	$905,976	$3,557,967	$2,910,636

Woods Cross Refinery
Average sales price per produced barrel sold	$67.71	$100.79	$110.07	$90.09
Times sales of produced refined products sold (BPD)	23,170	25,040	22,370	26,130
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$144,333	$232,188	$901,189	$859,229

Sum of refined products sales from produced products sold from our two refineries (4)	$753,140	$1,138,164	$4,459,156	$3,769,865
Add refined product sales from purchased products and rounding(1)	45,243	61,759	384,073	383,396

Total refined products sales	798,383	1,199,923	4,843,229	4,153,261
Add direct sales of excess crude oil(2)	83,480	194,350	860,642	491,150
Add other refining segment revenue(3)	31,554	45,287	133,578	145,753

Total refining segment revenue	913,417	1,439,560	5,837,449	4,790,164
Add HEP segment sales and other revenue	33,526	—	101,750	—
Add corporate and other revenues	784	647	2,641	1,578
Subtract consolidations and eliminations	(23,785)	—	(74,172)	—

Sales and other revenues	$923,942	$1,440,207	$5,867,668	$4,791,742

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and other revenues including sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average sales price per produced barrel sold	$69.06	$99.67	$108.83	$89.77
Times sales of produced refined products sold (BPD)	118,550	124,120	111,950	115,050
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$753,140	$1,138,164	$4,459,156	$3,769,865

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Navajo Refinery
Average cost of products per produced barrel sold	$58.50	$91.44	$98.97	$74.10
Times sales of produced refined products sold (BPD)	95,380	99,080	89,580	88,920
Times number of days in period	92	92	366	365

Cost of products for produced products sold	$513,335	$833,509	$3,244,858	$2,404,975

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Woods Cross Refinery
Average cost of products per produced barrel sold	$51.09	$83.51	$93.47	$69.40
Times sales of produced refined products sold (BPD)	23,170	25,040	22,370	26,130
Times number of days in period	92	92	366	365

Cost of products for produced products sold	$108,905	$192,380	$765,278	$661,899

Sum of cost of products for produced products sold from our two refineries (4)	$622,240	$1,025,889	$4,010,136	$3,066,874
Add refined product costs from purchased products sold and rounding (1)	46,273	56,341	389,944	374,432

Total refined cost of products sold	668,513	1,082,230	4,400,080	3,441,306
Add crude oil cost of direct sales of excess crude oil(2)	82,151	194,933	853,360	492,222
Add other refining segment costs of products sold(3)	14,954	17,903	101,144	69,960

Total refining segment cost of products sold	765,618	1,295,066	5,354,584	4,003,488
Subtract consolidations and eliminations	(23,682)	—	(73,885)	—

Costs of products sold (exclusive of depreciation, depletion and amortization)	$741,936	$1,295,066	$5,280,699	$4,003,488

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and other costs including costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average cost of products per produced barrel sold	$57.05	$89.84	$97.87	$73.03
Times sales of produced refined products sold (BPD)	118,550	124,120	111,950	115,050
Times number of days in period	92	92	366	365

Cost of products for produced products sold	$622,240	$1,025,889	$4,010,136	$3,066,874

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.52	$4.11	$4.58	$4.30
Times sales of produced refined products sold (BPD)	95,380	99,080	89,580	88,920
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$30,888	$37,464	$150,161	$139,560

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.94	$5.47	$7.42	$4.86
Times sales of produced refined products sold (BPD)	23,170	25,040	22,370	26,130
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$14,794	$12,601	$60,751	$46,352

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$45,682	$50,065	$210,912	$185,912
Add other refining segment operating expenses and rounding (1)	5,346	5,785	21,599	23,357

Total refining segment operating expenses	51,028	55,850	232,511	209,269
Add HEP segment operating expenses	10,524	—	35,218	—
Add corporate and other costs	5	1	(159)	12

Operating expenses (exclusive of depreciation, depletion and amortization)	$61,557	$55,851	$267,570	$209,281

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average refinery operating expenses per produced barrel sold	$4.19	$4.39	$5.14	$4.43
Times sales of produced refined products sold (BPD)	118,550	124,120	111,950	115,050
Times number of days in period	92	92	366	365

Refinery operating expenses for produced products sold	$45,682	$50,065	$210,912	$185,912

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Navajo Refinery
Net operating margin per barrel	$7.36	$3.84	$4.97	$11.28
Add average refinery operating expenses per produced barrel	3.52	4.11	4.58	4.30

Refinery gross margin per barrel	10.88	7.95	9.55	15.58
Add average cost of products per produced barrel sold	58.50	91.44	98.97	74.10

Average net sales per produced barrel sold	$69.38	$99.39	$108.52	$89.68
Times sales of produced refined products sold (BPD)	95,380	99,080	89,580	88,920
Times number of days in period	92	92	366	365

Refined products sales from produced products sold	$608,807	$905,976	$3,557,967	$2,910,636

Woods Cross Refinery
Net operating margin per barrel	$9.68	$11.81	$9.18	$15.83
Add average refinery operating expenses per produced barrel	6.94	5.47	7.42	4.86

Refinery gross margin per barrel	16.62	17.28	16.60	20.69
Add average cost of products per produced barrel sold	51.09	83.51	93.47	69.40

Average net sales per produced barrel sold	$67.71	$100.79	$110.07	$90.09
Times sales of produced refined products sold (BPD)	23,170	25,040	22,370	26,130
Times number of days in period	92	92	366	365

Refined products sales from produced products sold	$144,333	$232,188	$901,189	$859,229

Sum of refined products sales from produced products sold from our two refineries (4)	$753,140	$1,138,164	$4,459,156	$3,769,865
Add refined product sales from purchased products and rounding (1)	45,243	61,759	384,073	383,396

Total refined products sales	798,383	1,199,923	4,843,229	4,153,261
Add direct sales of excess crude oil(2)	83,480	194,350	860,642	491,150
Add other refining segment revenue (3)	31,554	45,287	133,578	145,753

Total refining segment revenue	913,417	1,439,560	5,837,449	4,790,164
Add HEP segment sales and other revenues	33,526	—	101,750	—
Add corporate and other revenues	784	647	2,641	1,578
Subtract consolidations and eliminations	(23,785)	—	(74,172)	—

Sales and other revenues	$923,942	$1,440,207	$5,867,668	$4,791,742

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and other revenues including from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net operating margin per barrel	$7.82	$5.44	$5.82	$12.31
Add average refinery operating expenses per produced barrel	4.19	4.39	5.14	4.43

Refinery gross margin per barrel	12.01	9.83	10.96	16.74
Add average cost of products per produced barrel sold	57.05	89.84	97.87	73.03

Average sales price per produced barrel sold	$69.06	$99.67	$108.83	$89.77
Times sales of produced refined products sold (BPD)	118,550	124,120	111,950	115,050
Times number of days in period	92	92	366	365

Refined product sales from produced products sold	$753,140	$1,138,164	$4,459,156	$3,769,865

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555